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                                                                    EXHIBIT 99.1

Thursday August 1, 8:35 pm Eastern Time

Press Release

SOURCE: Corio, Inc.

Corio and Qwest Communications Sign Agreement for Corio to Acquire Qwest ASP Assets

Corio Strategically Positioned for Long-Term Enterprise ASP Industry Leadership

SAN CARLOS, Calif. and DENVER, Colo.--(BUSINESS WIRE)--Aug. 1, 2002--Corio, Inc. (Nasdaq:CRIO - News), a leading enterprise application service provider (ASP), and Qwest Communications International Inc. (NYSE:Q - News), announced today that they have signed an agreement to transfer to Corio all of the ASP assets of Qwest CyberSolutions LLC (QCS), a subsidiary of Qwest. With this asset purchase, Corio, already ranked as a leader by IDC in their most recent ASP industry ranking report, significantly expands its position as a leading enterprise ASP.

QCS customers will now receive service from Corio, and as part of the agreement with Qwest, the customers will remain at Qwest's data centers known as CyberCenters(sm). Corio will provide enhanced applications management and advanced enterprise ASP services to its expanded customer base. Corio will also purchase from Qwest ongoing network services including data center services, dedicated Internet access and storage solutions.

"This is an extraordinary opportunity to combine two of the finest enterprise application service providers and to position Corio for long-term industry leadership," said George Kadifa, president, CEO and chairman of Corio. "Corio gains additional core capabilities and critical mass to support our long-term objectives and ensure our capability to provide best-in-class service. Our acquired customers gain the assurance that commitments and high service levels will be maintained."

"The QCS team has done a great job in three short years, and we believe that Corio will now be able to grow and enhance QCS into an even more successful endeavor," said Afshin Mohebbi, Qwest's president and chief operating officer. "The agreement with Corio will enable our ASP customers to continue to receive high-quality services from Corio, while Qwest takes another step in de-leveraging its balance sheet and focuses more intently on its core strengths."

Corio will discuss the asset purchase on Friday, August 2, 2002 at 5:30 a.m. pacific time by conference call. Interested parties may listen to the conference call via live broadcast over the Internet at http://www.corio.com/ir or at 719/457-2618, pass code CORIO. For those unable to participate in the live call, a replay will be available beginning at 8:30

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a.m. pacific time after conclusion of the call and continuing until August 8,
2002. The replay number is 719/457-0820, confirmation code 651366.

About Corio

Corio(R), a leading enterprise application service provider, delivers best-of-breed enterprise applications over a secure global network for a fixed monthly fee. Corio's experts deploy and manage "Applications on Demand(TM)" from leading software vendors such as PeopleSoft, Oracle, SAP and Siebel Systems. Corio designs and deploys scalable, one-to-many architectures built using world-class infrastructure. Corio SRVCE(TM) enables customers to achieve superior speed, reliability, visibility, control and economics for their enterprise applications. Corio iSRVCE(TM) software is a technology resource management (TRM) application that improves reliability, visibility and control over IT processes. Corio "Applications on Demand(TM)" are production hardened enterprise software platforms available through solution delivery models such as Corio Full Service(TM), Corio OnSite(TM), and Corio Transition(TM) which are designed to meet the needs of almost every organization. Corio is headquartered in San Carlos, California. Additional information about Corio is available at www.corio.com.

Corio(R) is a registered trademark of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners.

About Qwest

Qwest Communications International Inc. (NYSE:Q - News) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 175,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

FORWARD-LOOKING STATEMENTS:

Matters discussed in this release involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding the data center locations, the effect of the asset purchase on Corio's position in the ASP industry, the continuity and levels of services for customers, and the consummation of the asset purchase. Some of the specific factors that may cause actual results to differ include: the fact that we operate in a new industry with a rapidly-evolving business model, the fact that the structure of relationships may change, the fact that transitioning service providers for ASP services may be challenging, the fact that the asset purchase may not be consummated and is subject to customary conditions to close,

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and our ability to adapt our services for rapidly changing technology.
Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


______________
Contact:

     Corio, Inc.
     Anna Halpern-Lande, 650/232-3030 (Press Contact) ahalpern-lande@corio.com
     Arthur Chiang, 650/232-3171 (SVP, Investor Relations)
     Barbara J. Posch, 650/232-3169 (SVP, CFO)
       or
     Qwest
     Claire Maledon, 303/965-2689 (Press Contact)
     Claire.maledon@qwest.com
     Stephanie Comfort, 800/567-7296 (Investor Contact)
     IR@qwest.com